UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): April 2, 2004



                         WPCS INTERNATIONAL INCORPORATED
               (Exact name of registrant as specified in charter)



     Delaware                         0-26277                 98-0204758
 (State or other jurisdiction       (Commission            (IRS Employer
    of incorporation)                File Number)           Identification No.)



140 South Village Avenue, Suite 20, Exton, Pennsylvania         19341
     (Address of principal executive offices)                 (Zip Code)



        Registrant's telephone number, including area code (610) 903-0400

ITEM 1.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Heinz Corporation

On April 2, 2004, WPCS International Incorporated, a Delaware corporation (the "Company"), entered into and completed an Agreement and Plan of Merger with Heinz Acquisition Corp., a Missouri corporation wholly-owned by the Company (the "Subsidiary"), Heinz Corporation, a Missouri corporation ("Heinz") and James Heinz ( "J. Heinz"). Pursuant to the terms of the Agreement and Plan of Merger (the "Acquisition"), the Company acquired all of the issued and outstanding shares of capital stock of Heinz from J. Heinz for $1,000,000 in cash and Company common stock as follows: (1) $700,000 of the Company's common stock, based on the closing price of the Company's common stock on March 30, 2004, for an aggregate of 714,286 newly issued shares of the Company's common stock (the "Shares"); and (2) $300,000 total cash consideration, of which $100,000 was paid at closing and $200,000 was given in a promissory note. As part of the Acquisition, the Company's Board of Directors entered into employment contracts with J. Heinz, Richard Fann, and Michael Caponi to serve as President, Vice President and Chief Technology Officer, and Senior RF Engineer, respectively, of Heinz.

Heinz Corporation is a St. Louis, Missouri based provider of in-building wireless infrastructure services for both cellular and WiFi applications, including consulting, integration and installation services for wireless infrastructure. In addition, Heinz has performed fixed wireless services, structured cabling, and cellular base station equipment installation and testing. The acquisition of Heinz gives the Company additional project engineering expertise for wireless infrastructure services, broadens its customer base, and expands its geographical presence in the Midwest.

The 714,286 Shares of common stock issued in the merger were not registered under the Securities Act of 1933, as amended (the "Act") and were issued in the reliance upon the exemption from registration provided by section 4(2) of the Act, on the basis that the Acquisition is a transaction not involving a public offering. All certificates evidencing the Shares bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

As part of the Acquisition, the Company caused the Subsidiary and Heinz to be merged pursuant to Articles of Merger filed with the Missouri Secretary of State on April 7, 2004. Heinz survived the merger and the Company intends to continue to hold the surviving company as a wholly-owned subsidiary and to continue its operations.

The amount of consideration paid to J. Heinz for Heinz was determined through arm's-length negotiations between these parties and the Company. Other than as disclosed herein, there are no material relationships between J. Heinz and the Company or any of its affiliates, any directors or officers of the Company, or any associate of such directors or officers.

Following the closing of the merger, the Company had 20,849,976 shares of its common stock issued and outstanding.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of businesses acquired.

     1. Audited Financial Statements of Heinz for the years ended December 31, 2002 and December 31, 2003 - Filed Herewith.

(b)  Proforma Financial Information

         Proforma Financial Information - Filed Herewith.

(c)  Exhibits.

     2.   Agreement  and  Plan  of  Merger  by  and  among  WPCS   International
          Incorporated, Heinz Acquisition Corp., Heinz Corporation and James Heinz made as of the 2nd day of April, 2004 (previously filed).


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               WPCS INTERNATIONAL INCORPORATED




Date:  June 4, 2004                            /s/ ANDREW HIDALGO
                                               -------------------
                                               Andrew Hidalgo, Chairman, Chief
                                               Executive Officer and Director

                                HEINZ CORPORATION
                          INDEX TO FINANCIAL STATEMENTS



Independent Auditors' Report                                      F-2


Balance Sheets as of December 31, 2003 and 2002                   F-3 to F-4


Statements of Income for the years ended
         December 31, 2003 and 2002                               F-5

Statements of Retained Earnings for the years ended
         December 31, 2003 and 2002                               F-6

Statements of Cash Flows for the years ended
         December 31, 2003 and 2002                               F-7

Notes to Financial Statements                                     F-8 to F-12

Pro Forma Financial Statements                                    F-13 to F-20

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholder of Heinz Corporation

I have audited the accompanying balance sheets of Heinz Corporation, a Missouri Corporation, as of December 31, 2003 and 2002, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. And audit includes, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heinz Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.

/s/ Michael N. Fitzgerald
Fenton, Missouri
March 5, 2004

                                HEINZ CORPORATION
                                  BALANCE SHEET
                           DECEMBER 31, 2003 and 2002


                                     ASSETS

                                                                     2003                  2002
                                                                     ----                  ----
Current Assets
         Cash and cash equivalents                                 $ 30,308             $ 167,187
         Contract receivable, net of allowance
           for doubtful accounts of $0 for 2003 and
             2002                                                   395,159             1,079,593
         Billings below cost and estimated
         earnings on uncompleted
         contracts                                                   57,962               269,340
         Prepaid assets                                              14,353                     -
                                                                 -------------      --------------
                                                                    497,782             1,516,120


Equipment and vehicles at cost
         Equipment and vehicles                                     290,246               290,246
         Accumulated depreciation                                  (261,276)             (237,488)
                                                                 -------------      ---------------
                                                                     28,970                52,758


Other Assets
         Deposits                                                    18,342                14,515
         Life insurance - CSV                                        42,970                     -
                                                                 -------------      --------------
                                                                     61,312                14,515
                                                                 -------------      --------------
             TOTAL ASSETS                                        $  588,064            $1,583,393
                                                                 =============      ==============


                             See accompanying notes.

                                HEINZ CORPORATION
                                  BALANCE SHEET
                           DECEMBER 31, 2003 and 2002

                       LIABILITIES AND STOCKHOLDERS EQUITY


                                                                    2003                    2002
                                                                   -----                    ----
    Current Liabilities
         Accounts payable                                       $   466,553             $   829,453
         Current portion long term debt                              92,114                 203,049
         Billings in excess of cost and
             estimated earnings on
             uncompleted contracts                                   56,638                  20,516
                                                               ------------            ------------
                                                                    615,305               1,053,018

Long Term Debt                                                        3,677                  21,133

Stockholders Equity
         Common stock - $1 par value,
             30,000 shares authorized
             2,500 shares issued and out-
             standing, including 1,500 shares held
               as treasury stock                                      2,500                   2,500
         Capital in excess of par                                    99,500                  99,500
         Retained earnings                                        1,115,598               1,655,758
         Treasury stock                                          (1,248,516)             (1,248,516)
                                                                -----------              ----------
                                                                    (30,918)                509,242

             TOTAL LIABILITIES AND
                                                                -----------              ----------
              STOCKHOLDERS EQUITY                               $   588,064              $1,583,393
                                                                ===========              ==========


                             See accompanying notes.

                                HEINZ CORPORATION
                               STATEMENT OF INCOME
                     YEARS ENDED DECEMBER 31, 2003 and 2002



                                                                     2003                    2002
                                                                     ----                    ----
Contract revenues - net of allowances                            $4,152,922              $6,940,260

Contract costs - net of allowances                                3,954,653               6,245,480
                                                              --------------            ------------
Gross profit                                                        198,269                 694,780


General & administrative expenses                                   766,309               1,165,338
Depreciation                                                         23,788                  38,660
Interest expense                                                     13,289                  30,791
                                                               -------------            ------------
                                                                    803,386               1,234,789

Other income                                                         67,456                   1,165
                                                               -------------            ------------
Net income                                                       $ (537,661)            $  (538,844)
                                                              ==============           =============


                             See accompanying notes.

                                HEINZ CORPORATION
                         STATEMENT OF RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 2003 and 2002


                                                                     2003                    2002
                                                                     ----                    ----
Retained earnings
         - beginning of year                                     $1,655,758              $2,564,602

Stockholder distribution                                             (2,499)               (370,000)

Net income                                                         (537,661)               (538,844)

Retained earning
                                                            -----------------       -----------------
         - end of year                                           $1,115,598              $1,655,758
                                                            =================       =================

                             See accompanying notes.

                                HEINZ CORPORATION
                             STATEMENT OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 and 2002


                                                                     2003                  2002
                                                                     ----                  ----
Cash Flows from Operating Activities
         Net income/(loss)                                     $   (537,661)              $(538,844)
         Adjustment to reconcile net
             income to net cash provided
             by operating activities
                  Depreciation                                       23,788                  38,660
             (Increase)/ decrease in
                  Contract receivable                               684,434               2,013,475
                  Prepaid assets                                    (14,353)                      -
                  Billings below cost and
                    estimated earnings                              211,378                 (58,412)
                  Deposits                                           (3,827)                 (5,000)
                  Cash surrender value                              (42,970)                      -
             Increase/(decrease) in
                  Accounts payable                                 (362,900)               (213,590)
                  Profit sharing payable                                  -                 (28,109)
                  Billing over cost and
                   estimated earnings                                36,122                (303,869)
                                                             ----------------          ----------------
                                                                     (5,989)                904,311

Cash Flow from Investing Activities
         Acquisition of equipment                                         -                 (18,966)
         Disposition of equipment                                         -                       -
                                                             ----------------          ----------------
                                                                          -                 (18,966)

Cash Flow from Financing Activities
         Distribution to stockholders                                (2,499)               (370,000)
         New borrowings                                                   -                       -
         Debt reduction                                            (128,391)               (446,115)
                                                             ----------------          ----------------
                                                                   (130,890)               (816,115)

                                                             ----------------          ----------------
Net Change in Cash                                                 (136,879)             $   69,230
                                                             ================          ================

Cash and cash equivalents
         Beginning of year                                        $ 167,187              $   97,957
         End of year                                              $  30,308              $  167,187
                                                             ================          ================

Supplemental information
         Interest paid                                            $  13,289              $   30,791
         Income taxes paid                                        $       0              $        0


                             See accompanying notes.

                               HEINZ CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 and 2002

NOTE A. SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Accounts receivable are due within contractual payment terms and are stated at amounts due from customers net of an allowance for doubtful accounts. Credit is extended based on evaluation of a customer's financial condition. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payment subsequently received on such receivables are credited to the allowance for doubtful accounts.

Contract receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible.

Property and equipment are stated at cost, normal repairs and maintenance are expensed as incurred. When properties are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the disposition are reflected in operations.

Depreciation of property and equipment is computed over their estimated useful lives. The Company uses an accelerated method of depreciation. The Company also has elected to expense certain equipment items purchased during the year.

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertain-ties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period.

                                HEINZ CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 and 2002

in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, "Billings below cost and estimated earnings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

For purposes of the statements of cash flows, the Company considers all highly liquid investments available for current use with an initial maturity of three months or less to be cash equivalents.

NOTE B. ORGANIZATION

The Company was incorporated in Missouri on December 6, 1993 and began business on January 1, 1994. The Company is authorized to issue 30,000 shares of $1.00 par value stock. As of December 31, 2000, 2,500 shares were issued and and outstanding. James J. Heinz owns 1,000 shares. The Company has repurchased the remaining 1,500 shares. See Note F.

The Company is engaged in consulting, engineering, integration and implementation services relating to wireless infrastructure, including macro wireless networks, in building antenna systems, low voltage installations, and cell site construction. The Company operates on a nationwide basis.

The Company has made an election under Subchapter "S" of the Internal Revenue Code to be treated as an S-Corporation for income tax purposes. The Company received notification of acceptance as an S-Corporation on March 14, 1994. As an S-Corporation the Company does not pay any federal or state income tax on income that it earns; those taxes are paid by the stockholders. Consequently, there are no accruals for income taxes.

                                HEINZ CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 and 2002

NOTE C. LINE OF CREDIT

The Company negotiated a $200,000 line of credit with First National Bank on September 16, 2003 The note matures on September 16, 2004 interest. The rate is First National Bank's prime rate. The line was secured by a first lien on contract receivable, business equipment and general intangibles and the personal guarantee and assets of the stockholder. The Company had a balance of $0 and $0 as of December 31, 2003 and 2002 respectively.

NOTE D. PROFIT SHARING PLAN

The Company adopted a regional prototype standardized profit sharing and trust from Retirement Plan Services, Inc. effective for the year beginning January 1, 1997. The plan is designed to generally exclude any employee covered by a collectively bargained union contract. Contributions to the plan amounted to $0 and $0 in 2003 and 2002 respectively.

NOTE E. COLLECTIVELY BARGAINED AGREEMENTS

The Company, through its participation in the Associated General Contractors of St. Louis, has a labor agreement with Laborers' Local Unions Nos. 42, 53 and 110 affiliated with the Eastern Missouri Laborers' District Council. The agree- ment covers the period March 1, 1999 through March 1, 2004.

The Company also has agreements with the Southern Illinois District Council of Carpenters covering the period August 1, 2003 through July 31, 2008.

The Company, through its participation in the St. Louis Area Building Contractors, has a labor agreement with Carpenters' District Council of Greater St. Louis affiliated with the United Brotherhood of Carpenters and Joiners of America, AFL-CIO. The current agreement covers the period May 5, 1999 through May 3, 2004.

The Company, through its participation in the Associated General Contractors of Missouri has a labor agreement with the Western Missouri and Kansas Laborer's District Council and their affiliated local unions. The current agreement covers the period May 1, 2002 through April 30, 2006.

                                HEINZ CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 and 2002

The Company negotiated additional agreements with the Electrical Insurance Trustees in Chicago, Illinois which automatically renews yearly; the Mason Tenders District of Greater New York from 2002 through 2005; and the Construction and General Laborers' District Council of Chicago Illinois and vicinity which renews annually.

The Company has a labor agreement with the International Brotherhood of Electrical Workers, Local Union No. 1, AFL-CIO, effective January 10, 2000. The agreement expires March 10, 2004.

NOTE F. TREASURY STOCK

On January 1, 1998 the Company entered into a contract to repurchase 1,000 shares of stock held/owned by a stockholder representing that stockholder's 100% interest in the Company. The purchase price was $1,044,316 and was collateralized by a promissory note carrying an interest rate of 8.5%. The note is for a term of 84 months with monthly payments of $16,117.38 which includes principal and interest. The payments began on February 1, 1998.

On August 25, 2000 the Company entered into a contract to repurchase 250 shares of stock held/owned by a stockholder representing that stockholder's 100% interest in the Company. The purchase price was $134,200 consisting of cash of $2,701, forgiveness of stock subscription agreement note of $50,000 and a promissory note of $81,499. The note is payable in 36 monthly payments and carries on interest rate of 8.5%. Monthly payments are $2,572.72.

On December 30, 2000 the Company entered into a contract to repurchase 250 shares of stock held/owned by a stockholder representing that stockholder's 100% interest in the Company. The purchase price was $170,000 consisting of cash of $70,000, forgiveness of a stock subscription agreement note of $50,000 and a promissory note of $50,000. The note was paid in two equal installments during 2001.

NOTE G. CONCENTRATION OF BUSINESS

As noted earlier, the Company is engaged in the construction of cellular towers for a number of telecommunications companies. This is a highly competitive industry and the Company must operate in numerous mid-western geographical venues.

                                HEINZ CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2003 and 2002

NOTE H. SCHEDULE OF WORK IN PROCESS (OVER)/UNDER BILLED

The following Schedule of Work in Process (Over)/Under Billed reflects the following:


                                                         2003            2002
                                                         ----            ----
Billings below cost and estimated earnings on
  on uncompleted contracts                             $ 57,962        $263,940


Billings in excess of costs and estimated
  earnings on uncompleted contracts                    $ 56,638        $ 20,516
                                                       =========       =========



Where a loss on a contract is anticipated, the full amount of the loss has been recognized in the financial statements.

NOTE I. SUBSIDIARY-HEINZ TOWER SERVICES, INC.

Heinz Tower Services, Inc., is a wholly owned subsidiary of Heinz Corporation. Heinz Tower provides tower erection, antenna erection, and cable communication installation services to Heinz Corporation.

NOTE J. LEASE OBLIGATIONS-VEHICLES

The Company has annual lease obligations for vehicles as follows:


        2003                              2002
        ----                              ----

YEAR           $ AMOUNT            YEAR          $ AMOUNT
----            --------           ----          --------
                                   2003          $101,581
2004            $ 32,589           2004          $ 31,839
2005            $ 11,762           2005          $  3,357
2006            $  4,266           2006          $      -
2007            $      -           2007          $      -
2008            $      -

                         WPCS INTERNATIONAL INCORPORATED

                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

We are providing the following unaudited pro forma condensed combined financial information of WPCS International Incorporated ("WPCS" or the "Company") and its acquisition of Heinz Corporation ("Heinz") to present the results of operations and financial position of WPCS had the merger been completed at an earlier date.

ACQUISITION OF HEINZ CORPORATION
On April 2, 2004, ( the "Closing Date") WPCS entered into and completed an Agreement and Plan of Merger to acquire all of the issued and outstanding common stock of Heinz. Heinz is a St. Louis, Missouri based provider of in-building wireless infrastructure services for both cellular and WiFi applications including consulting, integration and installation services for wireless infrastructure. WPCS acquired all of the issued and outstanding shares of Heinz for $1,000,000, as follows: (1) $700,000 of its common stock, based on the closing price of its common stock on March 30, 2004 or $0.98 per share, for an aggregate of 714,286 newly issued shares of WPCS common stock and (2) $300,000 total cash consideration, of which $100,000 was paid at closing and a $200,000 non-interest bearing promissory note. Of the $200,000, $75,000 is payable on the first and second anniversaries of the closing date and $50,000 is payable on the third anniversary of the closing date.

The unaudited pro forma condensed consolidated balance sheet of the Company gives effect to the merger as if it had occurred on January 31, 2004 and the unaudited pro forma condensed consolidated statement of operations of the Company gives effect to the merger as if it had occurred on May 1, 2002 for the twelve months ended April 30, 2003, and on May 1, 2003, for the nine months ended January 31, 2004, respectively.

The acquisition of Heinz is accounted for under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger. Based on the preliminary information currently available, we expect to recognize goodwill of approximately $1,000,000. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or other intangible assets.

This unaudited pro forma condensed consolidated financial information is based on the estimates and assumptions set forth herein and in the notes thereto. The unaudited pro forma results for the twelve months ended April 30, 2003 have been prepared utilizing (a) the audited financial statements of WPCS included in Form 10-KSB for the fiscal year ended April 30, 2003; (b) the unaudited financial statements of Heinz for the twelve months ended March 31, 2003; (c) the unaudited financial statements of Invisinet, Inc. for the six months ended September 30, 2002; (d) the unaudited financial statements of Walker Comm, Inc. for the eight months ended December 31, 2002; and (e) the unaudited financial statements of Clayborn Contracting Group, Inc. for the twelve months ended March 31, 2003.

The unaudited pro forma results for the nine months ended January 31, 2004 have been prepared utilizing (a) the unaudited interim financial statements of WPCS included in Form 10-QSB for the nine months ended January 31, 2004; (b) the unaudited financial statements of Heinz for the nine months ended December 31, 2003; and (c) the unaudited financial statements of Clayborn for the four months ended August 31, 2003.

The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the "Agreement and Plan of Merger" been consummated on the dates indicated or (ii) the results of operations of the Company that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", WPCS's audited consolidated financial statements, including the notes thereto contained in its Annual Report on Form 10-KSB for the year ended April 30, 2003 incorporated herein by reference, Heinz' audited financial statements, including the notes thereto, for the years ended December 31, 2003 and 2002, and other historical financial information appearing elsewhere herein.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

            CONDENSED CONSOLIDATED PROFORMA UNAUDITED BALANCE SHEETS

                                       JANUARY 31,        DECEMBER 31,
                                           2004               2003                             PRO FORMA
                                           WPCS               HEINZ                 ADJUSTMENTS           CONSOLIDATED
                                    ------------------- ------------------ ---- -------------------- -----------------------
ASSETS

Current Assets


Cash and cash equivalents                $   1,094,422        $    30,308  (a)        $    (100,000)        $    1,024,730

Accounts receivable - net                    3,286,681            395,159                         -              3,681,840

Costs in excess of billings                    972,564             57,962                         -              1,030,526

Inventory                                       72,324                  -                         -                 72,324

Prepaid expenses                               219,818             14,353                         -                234,171

Income tax refund receivable                   104,765                  -                         -                104,765

                                    ------------------- ------------------ ---- -------------------- -----------------------
Total current assets
                                             5,750,574            497,782                  (100,000)             6,148,356



Property and Equipment - net                   902,059             28,970                         -                931,029


Customer Lists, net                            418,000                  -                         -                418,000


Goodwill                                     7,967,593                  -            (b)  1,013,566              8,981,159


Other Assets                                    84,162             61,312                         -                145,474


                                    ------------------- ------------------ ---- -------------------- -----------------------
    Total Assets                         $  15,122,388        $   588,064              $    913,566         $   16,624,018
                                    =================== ================== ==== ==================== =======================


                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

            CONDENSED CONSOLIDATED PROFORMA UNAUDITED BALANCE SHEETS

                                                  JANUARY 31,      DECEMBER 31,
                                                      2004             2003                         PRO FORMA
                                                      WPCS            HEINZ              ADJUSTMENTS        CONSOLIDATED
                                                ----------------- --------------- ---- ----------------- -------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses               $  1,956,486     $   466,553              $       -      $    2,423,039

Billings in excess of cost                               883,065          56,638                      -             939,703

Current maturities of capital lease obligation             2,472               -                      -               2,472

Current maturities of equipment loans payable             19,623               -                      -              19,623

Borrowings under line of credit                          100,000          92,114                      -             192,114

Due to shareholders                                    1,203,016               -  (c)           182,648           1,385,664

Income taxes payable                                      19,517               -                      -              19,517

Deferred income taxes, current portion                   196,100               -                      -             196,100
                                                ----------------- --------------- ---- ----------------- -------------------


Total current liabilities                              4,380,279         615,305                182,648           5,178,232
                                                ----------------- --------------- ---- ----------------- -------------------

Capital  lease  obligations,  net  of  current
maturities                                                 2,731               -                      -               2,731

Long-term debt, net of current maturities                 35,839           3,677                      -              39,516

Deferred income taxes, net of current portion            416,900               -                      -             416,900
                                                ----------------- --------------- ---- ----------------- -------------------


Total liabilities                                      4,835,749         618,982                182,648           5,637,379
                                                ----------------- --------------- ---- ----------------- -------------------


Stockholders' equity

Common stock                                               2,014           2,500  (d)            (2,430)              2,084

Additional paid-in capital                            11,262,012          99,500  (d)           600,430          11,961,942

Treasury stock                                                 -      (1,248,516) (d)         1,248,516                   -

(Accumulated deficit) retained earnings                 (977,387)      1,115,598  (d)        (1,115,598)           (977,387)
                                                ----------------- ---------------      ----------------- -------------------


Total shareholder's equity                            10,286,639         (30,918)               730,918          10,986,639
                                                ----------------- ---------------      ----------------- -------------------


                                                $     15,122,388   $     588,064         $      913,566   $      16,624,018
                                                ================= ===============      ================= ===================


WPCS International Incorporated and Subsidiaries Condensed Consolidated Pro Forma Unaudited Statement of Operations for the Year Ended April 30, 2003


                                              WPCS INTERNATIONAL INC AND SUBSIDIARIES
                                                  PROFORMA STATEMENTS OF OPERATIONS
                                   FOR THE      FOR THE SIX    FOR THE EIGHT  FOR THE TWELVE   FOR THE TWELVE
                                 YEAR ENDED     MONTHS ENDED   MONTHS ENDED    MONTHS ENDED     MONTHS ENDED
                                  APRIL 30,    SEPTEMBER 30,   DECEMBER 31,     MARCH 31,         MARCH 31,
                                    2003            2002           2002            2003             2003
                                    WPCS         INVISINET        WALKER         CLAYBORN          HEINZ
                                -------------- --------------- -------------- --------------- ----------------- ----
Revenue                         $   5,422,858   $     656,295   $  4,599,372    $ 5,976,308   $     6,061,729
                                -------------- --------------- -------------- --------------- ----------------- ----
Costs and Expenses:


               Cost of revenue      3,768,495         521,630      4,093,286      4,614,228         5,360,403
          Selling, general and
        adminstrative expenses      1,860,827         172,516      1,318,318      1,044,303         1,082,564
        Provision for doubtful
                      accounts         38,779           6,000        (14,393)             -                 -

 Depreciation and amortization        116,501           3,366        134,353         16,109            38,660   (a)
                                -------------- --------------- -------------- --------------- ----------------- ----

      Total costs and expenses      5,784,602         703,512      5,531,564      5,674,640         6,481,627
                                -------------- --------------- -------------- --------------- ----------------- ----


 Income (loss) from operations       (361,744)        (47,217)      (932,192)       301,668          (419,898)
                                -------------- --------------- -------------- --------------- ----------------- ----

Other income (expense)

               Interest income              -               -          2,435              -               599

              Interest expense              -            (297)             -        (11,982)          (19,384)
                                -------------- --------------- -------------- --------------- ----------------- ----
            Total other income
                     (expense)              -            (297)         2,435        (11,982)          (18,785)
                                -------------- --------------- -------------- --------------- ----------------- ----

          Income (loss) before
          provision for income
                         taxes       (361,744)        (47,514)      (929,757)       289,686          (438,683)

    Provision for income taxes        (19,550)              -         60,246       (135,152)                -
                                -------------- --------------- -------------- --------------- ----------------- ----



Net Income (loss)               $    (381,294)  $     (47,514)  $   (869,511)   $   154,534   $      (438,683)
                                -------------- --------------- -------------- --------------- ----------------- ----

Imputed dividends accreted
on Convertible Series B
Preferred Stock                      (173,000)              -              -                                -
                                -------------- --------------- -------------- --------------- ----------------- ----
Net loss attributable to
common shareholders             $    (554,294)  $     (47,514)  $   (869,511)   $   154,534         $(438,683)
                                ============== =============== ============== =============== ================= ====

Basic net loss per common
share                           $       (0.05)
                                ==============

Basic weighted average number
of common shares outstanding       10,376,685
                                ==============

                                                    PRO FORMA
                                                   CONSOLIDATED
                                                       after
                                   PRO FORMA           HEINZ
                                  ADJUSTMENTS      ACQUISITION
                                 --------------- -----------------
Revenue                          $           -   $     22,716,562
                                 --------------- -----------------
Costs and Expenses:


               Cost of revenue                         18,358,042
          Selling, general and
        adminstrative expenses                          5,478,528
        Provision for doubtful
                      accounts                             30,386

 Depreciation and amortization          106,949           415,938
                                 --------------- -----------------

      Total costs and expenses          106,949        24,282,894
                                 --------------- -----------------


 Income (loss) from operations         (106,949)       (1,566,332)

Other income (expense)

               Interest income                              3,034

              Interest expense                            (31,663)
                                 --------------- -----------------
            Total other income
                     (expense)                -           (28,629)
                                 --------------- -----------------

          Income (loss) before
          provision for income
                         taxes         (106,949)       (1,594,961)

    Provision for income taxes                            (94,456)
                                 --------------- -----------------



Net Income (loss)                $     (106,949) $     (1,689,417)
                                 --------------- -----------------

Imputed dividends accreted
on Convertible Series B
Preferred Stock                               -          (173,000)
                                 --------------- -----------------
Net loss attributable to
common shareholders              $     (106,949) $     (1,862,417)
                                 =============== =================


Basic net loss per common
share                                            $          (0.13)
                                                 =================

Basic weighted  average number
of common shares outstanding                           14,112,206
                                                 =================

                WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
             FINANCIAL STATEMENTS FOR THE YEAR ENDED APRIL 30, 2003

NOTE 1. WPCS International Incorporated ("WPCS") is a publicly held corporation whose newly formed subsidiaries completed the following transactions: (a) on November 13, 2002, merged with Invisinet, Inc. ("Invisinet") (b) on December 30, 2002, merged with Walker Comm, Inc, ("Walker") (c) on August 22, 2003, merged with Clayborn Contracting Group, Inc. ("Clayborn"), and (d) on April 2, 2004 merged with Heinz. For accounting purposes, each of these transactions has been treated as an acquisition with the net assets of each acquired company being stated at fair value in accordance with the purchase method of accounting.

NOTE 2. The unaudited pro forma consolidated balance sheet at January 31, 2004 presented herein has been prepared as if the merger of WPCS and Heinz had been consummated on May 1, 2003. Pro forma balance sheet adjustments have been made for the following:

(a) To record the cash consideration of $100,000 paid to the shareholders of Heinz at the closing of the acquisition.

(b) To reflect the excess of acquisition cost over the estimated fair value of the net assets acquired (goodwill). The allocation of the purchase price is based on financial information of Heinz as of December 31, 2003. There might be further adjustments to the purchase price allocation upon finalization of financial information as of the date of the merger. However, we do not believe that the final purchase price allocation will have a material impact on our pro forma results of operations or financial position. The purchase price and purchase price allocation are summarized as follows:


Purchase price paid as:
    Cash consideration                                                           $         100,000
    Common stock issued                                                                    700,000
    Promissory note                                                                        182,648
                                                                                 ------------------
       Total purchase price consideration                                                  982,648
 Allocated to:
    Historical net book value of Heinz at December 31, 2003                      $         (30,918)
                                                                                 ------------------
 Cost in excess of net assets acquired                                           $       1,013,566
                                                                                 ------------------

(c) To record the present value, discounted at 5%, of the $200,000 non-interest bearing promissory note related to the remaining purchase price payments. Of the $200,000, $75,000 is payable on the first and second anniversaries of the Closing Date and $50,000 is payable on the third anniversary of the Closing Date.

(d) To reflect the elimination of the shareholders' equity accounts of Heinz of ($30,918) and the issuance of WPCS common stock. To effect the merger, WPCS issued 714,286 shares of WPCS common stock with a fair value of approximately $700,000, based on the closing price of its common stock on March 30, 2004 of $0.98 per share.

NOTE 3. The unaudited pro forma condensed consolidated statements of operations for the twelve months ended April 30, 2003 presented herein has been prepared as if the merger of WPCS and Heinz had been consummated as of May 1, 2002. Likewise, the pro forma condensed consolidated statement of operations for the twelve months ended April 30, 2003 include the unaudited statements of operations of Invisinet for the six months ended September 30, 2002, Walker for the eight months ended December 31, 2002, and Clayborn for the twelve months ended March 31, 2003, as if the merger of these companies had been consummated as of May 1, 2002. Pro forma statement of operations adjustments for the twelve months ended April 30, 2003 have been made for the following:

(a) To record a full year of depreciation and amortization for the fair value of property and equipment and customer lists acquired related to the Invisinet and Walker acquisitions, as if the merger of these companies had been consummated as of May 1, 2002. Accordingly, addition depreciation on property and equipment of $39,949 and amortization of $67,000, totaling $106,949, is included as a pro forma adjustment.

                     WPCS INTERNATIONAL INC AND SUBSIDIARIES
                        PROFORMA STATEMENT OF OPERATIONS



                                              FOR THE NINE      FOR THE FOUR     FOR THE NINE        PRO FORMA
                                              MONTHS ENDED      MONTHS ENDED     MONTHS ENDED      CONSOLIDATED
                                               JANUARY 31,       AUGUST 31,       DECEMBER 31,         after
                                                  2004              2003              2003             HEINZ
                                                  WPCS            CLAYBORN           HEINZ          ACQUISITION
                                            ----------------- ----------------- ---------------- ------------------
Revenue                                     $ 13,874,616       $  1,532,979         $3,052,761       $  18,460,356
                                            ----------------- ----------------- ---------------- ------------------
Costs and expenses:


Cost of revenue                               10,084,508          1,092,206          2,772,341          13,949,055
Selling, general and administrative
expenses                                       3,930,352            605,512            473,229           5,009,093

Provision for doubtful accounts                   35,669                  -             14,998              50,667

Depreciation and amortization                    254,214             47,610             23,788             325,612
                                            ----------------- ----------------- ---------------- ------------------


Total costs and expenses                      14,304,743          1,745,328          3,284,356          19,334,427
                                            ----------------- ----------------- ---------------- ------------------


Loss from operations                            (430,127)          (212,349)          (231,595)           (874,071)



Provision for income taxes                        (4,200)            84,041                  -              79,841
                                            ----------------- ----------------- ---------------- ------------------


Net Loss                                      $ (434,327)        $ (128,308)     $    (231,595)       $   (794,230)
                                            ================= ================= ================ ==================



Basic net loss per common share                   $(0.02)                                              $     (0.04)
                                            =================                                    ==================

Basic weighted average number of

     common shares outstanding                17,573,786                                                18,626,435
                                            =================                                    ==================

                WPCS INTERNATIONAL INCORPORATED and SUBSIDIARIES

               NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED JANUARY 31, 2004

NOTE 1. The statement of operations of WPCS was derived from its interim unaudited financial statements on Form 10Q-SB for the nine months ended January 31, 2004.

The statement of operations of Clayborn was derived from its interim unaudited financial statements for the four months ended August 31, 2003.

The statement of operations of Heinz was derived from its interim unaudited financial statements for the nine months ended December 31, 2003.